UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  November 1, 2013

ENERGY TELECOM, INC.
(Exact name of registrant as specified in its charter)

Florida	333-167380	65-0434332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501-B N. Ponce de Leon Blvd., #393, St. Augustine, Florida 32084
(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 819-8995

Copy of correspondence to:

James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On November 1, 2013, Energy Telecom, Inc. (the “Company”), issued a press release announcing that the United States Patent and Trademark Office has allowed the Company’s Continuation-in-Part utility patent application relating to claims including eyewear with wireless earpieces, methods to secure the earpieces to the eyewear’s frame, and for charging the earpieces while stored on the frame.  Additionally, the patent provides for the wireless earpiece(s) to receive audio information from the wearer and the surrounding environment, and then send that information to the eyewear’s main processing system for enhancement and further use.

A copy of the press release that discusses this matter is filed as Exhibit 99.01 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.01	Press release, dated November 1, 2013, issued by Energy Telecom, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TELECOM, INC.

Dated: November 1, 2013	BY:	/s/ THOMAS RICKARDS
Thomas Rickards Chief Executive Officer